Exhibit 99.1
Amedica Corporation Signs Additional Silicon Nitride Private Label Agreement
Newest Alliance to Positively Impact Future Financial Results

SALT LAKE CITY, November 5, 2015 - Amedica Corporation (Nasdaq:AMDA), a company that develops and commercializes silicon nitride ceramics as a biomaterial platform, is pleased to announce it has entered into a multi-year private label agreement with a regional medical device company that markets solutions for the treatment of spinal disorders.

Pursuant to the terms of the non-exclusive agreement, Amedica will provide sterile-packed silicon nitride spinal interbody fusion devices to be available in key domestic markets. The agreement underscores Amedica’s continued focus to provide superior and innovative solutions to the market.

“We are very pleased to announce an additional private label partner,” said Dr. Sonny Bal, chairman and CEO of Amedica Corporation. “This newest alliance should positively impact our financial results and further validates our uniquely differentiated biomaterial technology, while complementing our current distribution structure. We remain committed to offering our partners a biomaterial with inherent distinct benefits to improve the efficacy of spinal fusion procedures, resulting in enhanced patient care.”

Amedica's spinal interbody fusion devices are made of a micro-composite silicon nitride biomaterial - a breakthrough ceramic containing the world’s first natural nano-surface biotechnology. This unique biomaterial is also hydrophilic to attract both osteoblasts and physiologic proteins to ensure reliable osteointegration, and its surface biochemistry inhibits bacterial biofilm adhesion. This combination of optimal material properties is unique to Amedica's silicon nitride material platform.

About Amedica Corporation
Amedica is focused on the development and application of medical-grade silicon nitride ceramics. Amedica markets spinal fusion products and is developing a new generation of wear- and corrosion-resistant implant components for hip and knee arthroplasty. The Company manufactures its products in its ISO 13485 certified manufacturing facility and, through its partnership with Kyocera, the world's largest ceramic manufacturer. Amedica's spine products are FDA-cleared, CE-marked, and are currently marketed in the U.S. and select markets in Europe and South America through its distributor network and its growing private label and OEM partnerships.

For more information on Amedica or its silicon nitride material platform, please visit www.amedica.com.

Forward-Looking Statements
This press release contains statements that constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this press release include the intent, belief or current expectations of Amedica and members of its management team that this new alliance should positively impact its financial results and other statements with respect to Amedica's future business operations and acceptance of its technology platform. Amedica's market opportunities, growth, future products, market acceptance of its products, sales and financial results and such statements are subject to risks and uncertainties such as the timing and success of new product introductions, physician acceptance, endorsement, and use of Amedica's products, regulatory matters, competitor activities, changes in and adoption of reimbursement rates, potential product recalls, effects of global economic conditions and changes in foreign currency exchange rates. Additional factors that could cause actual results to differ materially from those contemplated within this press release can also be found in Amedica's Risk Factors disclosure in its Annual Report on

Form 10-K, filed with the Securities and Exchange Commission (SEC) on March 24, 2015, and in Amedica's other filings with the SEC. Amedica disclaims any obligation to update any forward-looking statements.

Contact:
Mike Houston
VP, Commercialization
801-839-3534
IR@amedica.com

Robert Haag
IRTH Communications
866-976-4784
amda@irthcommunications.com